                                                                   EXHIBIT 10.20


CONFIDENTIAL TREATMENT REQUESTED
UNDER C.F.R. SECTIONS
200.80(b)(4), 200.83 and 230.406

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

THE OMMITTED MATERIAL HAS
BEEN FILED SEPARATELY WITH
THE COMMISSION




                             ROUNDS SUPPLY AGREEMENT

                                 BY AND BETWEEN

                       REPUBLIC ENGINEERED PRODUCTS, INC.

                                       AND

                         UNITED STATES STEEL CORPORATION

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS....................................................................     2
         1.1      General..................................................................     2
         1.2      Certain Defined Terms....................................................     2

ARTICLE II - ROUNDS SALES..................................................................     3
         2.1      Quantities...............................................................     3
         2.2      Prices...................................................................     3
         2.3      Orders...................................................................     4
         2.4      Payment..................................................................     5
         2.5      Delivery, Title and Risk of Loss.........................................     5
         2.6      Terms and Conditions of Sale.............................................     6
         2.7      Warranty.................................................................     6
         2.8      Cross Default; Right of Set-off..........................................     7
         2.9      Mill Scale; Scrap........................................................     8

ARTICLE III - TERM AND TERMINATION.........................................................     9
         3.1      Term.....................................................................     9
         3.2      Termination..............................................................    10

ARTICLE IV - MISCELLANEOUS.................................................................    10
         4.1      Payment Errors...........................................................    10
         4.2      Dispute Resolution.......................................................    10
         4.3      Audit....................................................................    11
         4.4      Confidentiality..........................................................    11
         4.5      Severability.............................................................    12
         4.6      Rights and Remedies; No Consequential Damages............................    13
         4.7      Costs and Expenses.......................................................    13
         4.8      Notices..................................................................    13
         4.9      Assignment...............................................................    13
         4.10     Counterparts.............................................................    14
         4.11     Entire Agreement.........................................................    14
         4.12     Headings.................................................................    14
         4.13     Governing Law............................................................    14
         4.14     No Third Party Rights....................................................    14
         4.15     Waiver and Amendments....................................................    15
         4.16     Force Majeure............................................................    15
         4.17     Release..................................................................    15

SCHEDULE A:       Prices
SCHEDULE A-1      Alloy Adjustment
SCHEDULE B:       Seller's Standard Terms and Conditions of Sale
SCHEDULE C:       Weight Calculation
SCHEDULE D:       TQR-09-02-LC Specifications

                             ROUNDS SUPPLY AGREEMENT

      THIS ROUNDS SUPPLY AGREEMENT ("Agreement") made and entered into on October , 2004 (the "Effective Date"), by and between REPUBLIC ENGINEERED PRODUCTS, INC., a Delaware corporation (hereinafter referred to as "Seller", "REP" or "Republic"), and UNITED STATES STEEL CORPORATION, a Delaware corporation (hereinafter referred to as "Buyer" or "USS").

                              W I T N E S S E T H:

      WHEREAS, Buyer desires, commencing January 1, 2005 and during the term hereof, to obtain a reliable and continuing source of rounds for its pipe/tubemaking facility in Lorain, Ohio (hereinafter referred to as the "Pipemill"); and

      WHEREAS, Seller desires, commencing January 1, 2005 and during the term hereof, to supply to Buyer rounds produced by Seller at its Lorain Works facility, in accordance with the terms and conditions set forth herein; and

      WHEREAS, the parties hereto (i.e., REP, as successor by an assignment from Republic Engineered Products, LLC, and USS, in its own right and on behalf of its Lorain Pipe Mills operating unit), heretofore entered into (i) a certain Rounds Supply Agreement dated effective as of August 16, 2002 covering REP's supply to USS of tubular rounds produced at REP's Lorain Works facility (hereinafter the "2002 Rounds Supply Agreement"), and (ii) certain related Coke and Pellet Supply Agreements also dated effective as of August 16, 2002 covering USS's supply to REP of coke and pellets for use at its Lorain Works facility (said 2002 Rounds Supply Agreement and related Coke and Pellet Supply Agreements dated August 16, 2002 being hereinafter referred to collectively as the "2002 Agreements"); and

      WHEREAS, the said 2002 Agreements are by their terms to expire (respectively) as of December 31, 2004; and

      WHEREAS, REP and USS desire to enter into this Agreement in order to provide for REP's continued production and sale and USS's purchase of tubular rounds produced at REP's Lorain Works facility, all upon and subject to the stated terms and conditions as herein provided; and

      WHEREAS, this Agreement is being entered into in conjunction and dated contemporaneously with the parties also entering into a related new (i) Coke Supply Agreement and (ii) Pellet Supply Agreement covering (respectively) USS's continued supply of coke and pellets to REP for use at its Lorain Works facility; said new Coke and Pellet Supply Agreements being entered into of even date herewith and (in pertinent respect) to facilitate REP's continued production and supply of rounds to USS under this Agreement; and

      NOW, THEREFORE, Seller and Buyer have agreed and do hereby agree as follows:

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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

                             ARTICLE I - DEFINITIONS

      1.1 GENERAL.


      Each capitalized term used herein shall have the meaning assigned to it in this Agreement (including the Schedules hereof) or as set forth in this Article I.

      1.2 CERTAIN DEFINED TERMS.

      As used herein, the following terms shall have the meanings set forth below:

      "Coke Supply Agreement" means the Coke Supply Agreement entered into effective of even date herewith by and between Seller and USS.

      "Late Payment Rate" means [****].

      "Lorain Pipe Mills" or "LPM" means USS Tubular Products Division's Pipemill facility in Lorain, Ohio, located adjacent to the Lorain Works.

      "Lorain Works" means Seller's steelmaking facilities located in Lorain, Ohio, which facilities produces, inter alia, Rounds.

      "LPM Mills" means the LPM No. 3 Seamless Mill that utilizes Rounds that equals or exceeds 6" (OD) and the LPM No. 4 Seamless Mill that utilizes
10 1/2" (OD) Rounds.

      "Pellet Supply Agreement" means the Pellet Supply Agreement entered into effective of even date herewith by and between Seller and USS.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or government or political subdivision or any agency, department or instrumentality thereof.

      "Rounds" means continuously cast carbon steel rounds, high strength steel rounds and alloy steel rounds of the type produced by Seller at the Lorain Works which are of the dimensions and chemistry set forth in Schedule D and meet the specifications set forth in Buyer's orders as acknowledged by Seller hereunder.

      "Seller's Standard Terms and Conditions of Sale" means the terms and conditions set forth on Schedule B.

      "Services Agreement" means the Administrative and Utility Services Agreement dated August 16, 2002 by and between Buyer and Seller.

      "Tons," "net ton" and "NT" each means 2,000 pounds avoirdupois in weight.

      "Specification" means the TQR-09-02-LC specifications set forth in Schedule D, as the same may be amended from time to time by mutual agreement of the parties.

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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


                            ARTICLE II - ROUNDS SALES

      2.1 QUANTITIES.

      (a) Subject to the terms hereof, Seller agrees to sell, and Buyer agrees to buy Rounds for use at the Pipemill. Commencing with the month of January, 2005 and during each month thereafter that this Agreement is in effect, Seller shall sell to Buyer and Buyer shall purchase from Seller a minimum of [****] Tons of Rounds for use at the Pipemill (or at Buyer's Fairfield, AL Pipe Mill facilities) during such calendar month, at the price(s) (according to Melt Line of Rounds purchased) set forth in Article 2.2 "Prices" hereof. The parties agree that Buyer shall have the right to designate the production of Rounds in the following sizes: 6 Inches; 10 1/2 Inches; 12 1/4 Inches; 13 1/2 Inches and
11 5/8 Inches; provided, however, that no greater than [****]% of such Rounds may be designated by Buyer as 6 Inch Rounds for production by Seller in any single month. If REP' s ability to produce hot metal is constrained because USS fails to provide Coke pursuant to the provisions of the Coke Supply Agreement and/or Pellets pursuant to the provisions of the Pellet Supply Agreement, REP may reduce shipments of Rounds to USS hereunder before curtailing shipments to other customers. If REP' s ability to produce hot metal is constrained for reasons unrelated to the supply of Coke and/or Pellets by USS, then REP shall reduce shipments of steel products to other customers before curtailing shipments of Rounds to USS hereunder.

      2.2 PRICES.

      (a) For all orders of Rounds placed hereunder, Buyer shall pay Seller the applicable purchase price(s) based upon the type/grade of Rounds sold by Seller and purchased by Buyer as set forth on Schedule A of this Agreement, according to the "Melt Line Tubular" and corresponding "Base Line Per Ton As Cast" prices as set forth in such Schedule. The designated Base Line Per Ton prices for Rounds as set forth on Schedule A ("Base Prices for Rounds") shall be subject to the adjustments as set forth in Article 2.2 (b) below. The designated Base Line Per Ton prices for Rounds as set forth on Schedule A ("Base Prices for Round") shall be subject to the following adjustments:

            (1)   Coke Adjustment

                  In the event of any change(s) (increase or decrease) in the Coke price paid by REP to USS under the Coke Supply Agreement from the price being paid thereunder as of January 1, 2005, the Base Prices for Rounds shall be subject to adjustment (increase/decrease) according to the following formula:

                  [****]

            (2)   Pellet Adjustment

                  In the event of any change(s) (increase or decrease) in the Pellet price(s) paid by REP to USS under the Pellet Supply Agreement from the price(s) being paid thereunder as of January 1, 2005, the Base Prices for Rounds shall be subject to adjustment (increase/decrease) according to the following formula:

                  [****]

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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


            (3)   Alloy Adjustment

                  [****] Such monthly adjustments shall be determined for the affected alloy Rounds (listed by Melt Line Tubular Grades/Specs), Alloy elements and formula calculations as shown in the sample Lorain Tubular Alloy adjustment computation set forth in Schedule A-1 of this Agreement.

            To the extent practical, the adjustments provided for hereunder shall not be added to or subtracted from the affected Base Prices for Rounds, but each adjustment shall be instead treated and shown on Seller's invoices as separate line items as an increase or reduction as applicable.

      (c) The weights used for purposes of determining the amount of Rounds actually sold hereunder shall be calculated on the basis set forth in Schedule C, and such weights shall be conclusive as to the quantities of Rounds sold hereunder, and such weight calculation shall exclusively govern and be used for billing and payment purposes; provided, however, that if Buyer should encounter material discrepancies between weights so determined and weights measured by Buyer, Buyer and Seller shall meet to discuss reasons for such discrepancies and whether remedial action is necessary.

      2.3 ORDERS.

      (a) The following procedures shall be used by the parties for ordering
Rounds:

            (i) Rounds. (A) On or before the 10th day of December and the 10th day of each succeeding month during the term hereof, Seller will furnish Buyer with Seller's tentative schedule for producing [****] tons of Rounds for the next succeeding month.
                  (B) After receipt by Buyer of Seller's schedule for producing Rounds, Buyer shall, on or before the fifteenth (15th) day of each such month, submit to Seller a forecast, by Rounds size, of the number of Rounds heats required to melt for Rounds to be delivered in the next succeeding month, said number of Rounds heats as may be adjusted shall become final and binding on both parties as of the last business day of such month. (C) On or before the seventh (7th) day prior to the scheduled monthly date for the production of Rounds as set forth in subparagraph (A) above, Buyer will issue to Seller a written order, which shall be conclusive, final and binding on both parties, setting forth the number of heats of each grade specification, and number of Rounds required by Rounds Billet Number, for each Rounds size.

      (b) Within seven (7) business days of Seller's receipt of any order from Buyer, or prior to the scheduled monthly date of production, whichever is earlier, Seller shall e:mail Buyer the quantity and specification of Rounds which Seller will deliver to Buyer and the anticipated delivery dates. Any proposed changes by Seller from Buyer's order shall be negotiated by the parties before acknowledgement.

      (c) Seller will only be required to produce a requested size of ordered Rounds twice per month per LPM Mill at a minimum of ten heat quantity for 6" Rounds and twelve heat quantity for larger Rounds. Seller may deliver to Buyer during any month a quantity of Rounds that exceeds Buyer's orders for such month by up to the next whole heat (on a grade page/Round size combination), and Buyer shall be obligated to accept such excess quantity as if, and to the same extent as, such excess quantity had been ordered by Buyer.

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**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


      (d) Notwithstanding the foregoing, Seller shall use reasonable efforts to minimize excess Rounds production. By way of example, if Buyer orders 7.6 heats of a grade page/Rounds size combination, Buyer will be obligated to accept a quantity up to 8.0 heats on such grade page/Rounds size combination.

      (e) The Base Prices for Rounds on Schedule A are based on minimum three-heat sequence per Melt Line per size. The quantity extras for less than a three-heat sequence of a size and grade are: for two (2) heats, plus $[****]/ton; for one (1) heat, plus $[****]/ton. Such quantity extras where applicable shall be shown as a separate item on Seller's invoice, and shall be invoiced when the affected Rounds are produced. The quantity extras set forth in this paragraph shall apply only when USS requires a less than three-heat sequence. If REP, for any other reason, utilizes a less than three-heat sequence, no quantity extras shall apply. REP shall provide USS within 24 hours of each melt campaign written notice of actual production by RB Number. Buyer will pay the amounts due under this subparagraph on the next Payment Date as defined in Article 2.5 below.

      2.4 PAYMENT.

      (a) For each railroad car of Rounds loaded for Buyer, Seller shall create a computer file ("Manifest Sheet") containing the shipped date, manifest number, roll order number, heat number and number of pieces. The Manifest Sheet shall be transferred to Buyer's pipe computer system by electronic data transfer. Buyer shall pay Seller via wire transfer, the net amount due per such Manifest Sheet in accordance with the payment provisions set forth in Article 2.4(b) below.

      (b) Subject to Article 2.8 below, payment shall be made for each Settlement Period (as hereinafter defined) on the Payment Date (as hereinafter defined). A "Settlement Period" shall be the period falling from Tuesday to and including Thursday (the "First Settlement Period") and the period from Friday to and including Monday ("the "Second Settlement Period"). On the day following each Settlement Period (the "Settlement Date") (i.e. Friday and Tuesday), Buyer shall provide to Seller a summary of all payments to be made on the Payment Date. The Payment Date for the First Settlement Period shall be on the immediately succeeding Monday and the Payment date for the Second Settlement Period shall be on the immediately succeeding Wednesday. In the event a Payment Date falls on a holiday, The Payment Date shall be the day immediately following. Any deliveries of Rounds which are not on a Manifest Sheet provided by Seller prior to the otherwise applicable Settlement Period (e.g., due to delays in the normal cycle) will be settled in the next Settlement Period.

      2.5 DELIVERY, TITLE AND RISK OF LOSS.

      (a) Delivery of Rounds to Buyer shall take place at the handoff between the N&T Railroad and IRSS, unless otherwise agreed, or in such manner or at such other place as shall be agreed upon by the parties in writing prior to the shipment of Rounds. Title and risk of loss and damage to the Rounds shall pass from Seller to Buyer when the Rounds are delivered in accordance with this
Article 2.5(a). Seller shall be responsible for truck detention and/or rail demurrage charges incurred by Buyer which arise out of delays to carrier equipment at Lorain Works receiving shipments of Rounds ordered hereunder which have been scheduled by Seller, it being understood that Seller will ordinarily schedule such shipments. Seller shall accept direct billing from carriers for any such detention and/or demurrage.

      (b) Delivery of Rounds to USS shall take place F.O.B. railcar at the mainline carrier interface, unless otherwise agreed, or in such manner or at such other place as shall be agreed upon by the parties in writing prior to the shipment of Rounds. Title and risk of loss and damage to the Rounds shall pass from Seller to USS when the Rounds are delivered in accordance with this Article 2.5(b). Seller shall be responsible for truck detention and/or rail demurrage charges incurred by USS which arise out of delays to carrier equipment at the Lorain Works receiving shipments of Rounds ordered hereunder which have been scheduled by Seller, it being understood that Seller will ordinarily schedule such shipments. Seller shall accept direct billing from carriers for any such detention and/or demurrage.

      2.6 TERMS AND CONDITIONS OF SALE.

      (a) Seller's Standard Terms and Conditions of Sale set forth in Schedule B shall govern the purchase and sale of Rounds hereunder except to the extent that a provision of this Agreement otherwise applies.

      (b) In the event of a conflict between the terms and conditions of this Agreement and the terms or conditions contained in any notice, shipment, specifications, purchase order, sales order, acknowledgment or other document which may be used in connection with the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall supersede and govern, unless expressly waived in accordance with Article 4.16. In the event of a conflict between, the terms and conditions of this Agreement and the terms or conditions contained in any Schedule or Annex hereto, the terms and conditions of this Agreement shall supersede and govern.

      2.7 WARRANTY.

      (a) Seller warrants that the Rounds supplied hereunder shall be (i) in full conformity with the Specifications and with Buyer's orders, (ii) free from defects in material and workmanship, (iii) of good quality, and (iv) fit and sufficient for use at Buyer's Pipemill (or USS's Fairfield Works, as applicable) for the production of seamless pipe.

      (b) Seller agrees that it will maintain adequate internal quality management system controls, including but not limited to documented procedures, process monitoring, testing and inspection to guarantee that Buyer receives Rounds meeting the warranty set forth in Paragraph (a) above. Seller shall submit to Buyer, within twenty four (24) hours of each occurrence, a written report documenting such occurrence of nonconformance with Seller's process. Such report shall also include Seller's action plan to prevent nonconforming Rounds that may result from such nonconformance from being shipped to Buyer. Buyer's representative shall be permitted unrestricted access to Lorain Works at all times during the production of Rounds to conduct an audit and to monitor operations and Buyer's representative shall also be permitted access to Lorain Works to review Seller's quality records relating to the production of Rounds.

                  (c) When Rounds are supplied by Seller that are not in conformance with the warranty set forth in Article 2.7.(a) above and such non-conformance is determined by Buyer to be caused by steelmaking, casting, cutting or the maintenance of traceability, including but not limited to failure to meet the Specifications, gross or excessive seams, laps, cracks, porosity, flux entrapment, inclusions, and non-metalics exceeding commercially acceptable levels for the melt line, mixed steel, or any other quality problem that may cause damage to Buyer's equipment or present a risk of harm to Buyer's personnel during processing, Buyer shall provide a written disqualification notice to Seller notifying Seller `of Buyer's intent to disqualify the affected product line from Buyer's requirements obligations hereunder. Seller shall have five (5) days to investigate the identified warranty problem and to cure the problem or to provide Buyer assurances that the problem will be remedied and which remedy is sufficiently satisfactory to Buyer to cause Buyer to cancel disqualification notice, which cancellation shall not be unreasonably withheld.

      (d) In the event that Seller supplies Rounds to Buyer that do not conform to the specifications as identified in Buyer's orders or the Specifications hereunder, Buyer shall notify Seller of such non-conformity. Seller will reimburse Buyer for all of Buyer's costs and expenses associated with identifying, sorting and testing non-conforming Rounds and suspected non-conforming Rounds including third party inspection and testing costs and expenses (including all transportation costs associated with transportation to and from customer's or third party inspector's facilities), subject to prior Buyer notification and approval.

      2.8 CROSS DEFAULT; RIGHT OF SET-OFF.

      (a) The parties hereby agree that Buyer's obligations to make payments to Seller hereunder for Rounds during each Settlement Period are expressly conditioned upon and subject to the prior satisfaction in full by Seller of any and all of its payment obligations to USS under the Coke Supply Agreement, the Pellet Supply Agreement and the Services Agreement.

      (b) Only in the event of a payment default by Republic, which is defined as any failure by Republic at any time to make a payment when due under Article
2.4 of the Pellet Supply Agreement, Article 2.5 of the Coke Supply Agreement and/or Article 3.2 of the Services Agreement (for any reason other than exercising its rights upon a payment default by USS), USS may (a) defer payment of any amounts due for Rounds hereunder until such time as any and all delinquent amounts due and owing USS under the Services Agreement, Pellet Supply Agreement and/or the Coke Supply Agreement (the "Delinquent Amount") are paid, and/or (b) deliver to Republic a "Notice of Intent to Effect Set-off." Provided that Republic has not remitted to USS the Delinquent Amount within 5 days of Republic's receipt of the Notice of Intent to Effect Set-off, USS may, on the 5th day following the delivery of such Notice, set-off the Delinquent Amount against the amounts owed by USS to Republic hereunder for Rounds as of the date of such Notice. Interest on the Delinquent Amount shall accrue at the Late Payment Rate specified in this Agreement.

      (c) Notwithstanding any provision herein to the contrary, in the event that (i) USS ceases operation at the Pipemill either on a temporary or permanent basis or (ii) USS enters into an agreement to sell or otherwise transfer ownership of the Pipemill assets or operations to a third party, then USS shall have the express, immediate and continuing right to set-off any and all amounts owed by USS to Republic hereunder against any and all amounts owed by Republic to USS under the Coke Supply Agreement, the Pellet Supply Agreement and/or the Services

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SEPARATELY WITH THE COMMISSION



Agreement. In addition to the set-off right contained in the immediately preceding sentence, Buyer and USS may also substitute new or revised payment terms and conditions for the payment terms which are then in effect hereunder.

      (d) Republic hereby agrees to continue to perform fully its obligations hereunder and under the Coke Supply Agreement, the Pellet Supply Agreement and the Services Agreement notwithstanding the exercise by USS of any of its rights hereunder.

      2.9 MILL SCALE; SCRAP.

      (a) Mill Scale. LPM will deal directly with Stein or other third party for the handling of mill scale. Republic will have no right, title, interest, ownership, obligation or liability in, to orin connection with such mill scale generated by LPM.

      (b) Vehicle Scrap. LPM will not send vehicle scrap to Republic.

      (c) Miscellaneous Scrap. With regard to other steel scrap (e.g., crop ends, test coupons, burned-to-length scrap and the like) ("Miscellaneous Scrap") generated by Buyer, the following procedures shall apply:

            (i) Where rail access is readily available, LPM will load the Miscellaneous Scrap onto rail cars used to deliver the Rounds to LPM hereunder, at which time ownership of such Scrap shall pass to Republic, and LPM shall have no further claim, right, title, interest, obligation or liability in, to or in connection with such Scrap. Republic shall pay LPM for the Miscellaneous Scrap [****] received from the Lake Terminal scale. All costs associated with the transportation and weighing of such Scrap shall be borne by [****];

            (ii) Where rail access is not readily available, LPM will load the Miscellaneous Scrap into scrap boxes ("Boxes") provided and maintained by LPM. When a Box is full, LPM will arrange for delivery of such Box to Republic, with the costs of such delivery to be borne by [****]. Republic shall pay to LPM the amount set forth below for the Miscellaneous Scrap [****], as measured on the truck scales located at the Stein, Inc. Lorain, Ohio facility, with the costs of such weighing to be borne by LPM. Ownership of the Miscellaneous Scrap shall pass to Republic upon delivery of such Scrap to Republic, and LPM shall have no further claim, right, title, interest, obligation or liability in, to or in connection with such Scrap.

            (iii) For Miscellaneous Scrap Republic will pay to LPM an amount equal to the arithmetic average of the low and high scrap prices for the Chicago, Cleveland and Pittsburgh areas for plate and structural [****]' maximum, as published by American Metal Market on the fifth working day of the month such scrap is delivered, less $[****] per Gross ton for handling.

            (iv) LPM agrees to prepare the Miscellaneous Scrap to lengths of approximately [****] feet or less, and will segregate carbon versus alloy wherever possible.

      (d) LPM will provide to Republic a monthly Metals Balance setting forth quantity of scrap sold to Republic under this Articles 2.9(b) and (c). All amounts payable to LPM by Republic under this Article 2.9 shall be paid as a credit taken by LPM on a monthly basis against amounts due to Republic under
Article 2.4.

      (e) Terms of Sale. All Miscellaneous Scrap sold to Republic hereunder shall be delivered pursuant to the terms and conditions contained in LPM's order acknowledgement and IS SOLD AS IS, WITHOUT ANY WARRANTIES OR GUARANTEES WHATSOEVER. LPM makes no, and hereby disclaims any and all, representations, warranties or guaranties, whether express or implied, including without limitation, warranties as to the condition, composition or other physical characteristics of such materials and any implied warranties of merchantability or fitness for a particular purpose. All such material is being transported for recycling purposes as defined in applicable tariffs and other laws, rules and regulations.

                       ARTICLE III - TERM AND TERMINATION

      3.1 TERM.

      This Agreement shall be effective as of the Effective Date set forth in the preamble hereto and shall remain in full force and effect through June 30, 2005, unless thereafter extended upon the written mutual agreement of the parties or earlier terminated as follows:

            (i)   By written mutual consent of the parties at any time;

            (ii) By either party if the other party is in default under any of the provisions of this Agreement and fails to correct such default within 30 days of written notice of such default;

            (iii) By Seller if Buyer at any time fails to make any payment when due under the terms of this Agreement; or

            (iv) By Buyer, upon 30 days' prior written notice, if Seller terminates the Coke Supply Agreement, the Pellet Supply Agreement or the Services Agreement for any reason other than default of USS thereunder.

In addition to the rights of Buyer to terminate this Agreement pursuant to subsection (v) above, USS shall have the right, upon the occurrence of any of the events set forth therein, (X) to suspend production and/or refuse to make further shipments or deliveries of Coke and/or Pellets or otherwise suspend its further performance under the Coke Supply Agreement, the Pellet Supply Agreement and/or the Services Agreement or (Y) to declare immediately due and payable all then outstanding and unpaid invoices covering Coke and/or Pellets previously delivered under the Coke Supply Agreement and/or the Pellet Supply Agreement.

In addition to its other remedies set forth elsewhere herein and as provided under applicable law, upon notice to REP and/or USS may withhold and retain from time to time out of monies due REP hereunder, amounts sufficient to fully reimburse and compensate Buyer and/or USS for any loss or damage which it sustains, or may sustain, as a result of any default or any breach by REP of any of the provisions of the Coke Supply Agreement, the Pellet Supply Agreement and/or the Service

Agreement, or by reason of any other claims LPM and/or USS may have against REP under any other agreement between them.

As used herein, "default" means failure of either party to perform, keep or observe any material obligation, provision, warranty or condition contained herein, unless such performance is otherwise excused by the terms of this Agreement.

      3.2 TERMINATION.

      (a) Seller and Buyer agree that upon and after termination of this
Agreement:

            (i) All orders previously accepted by Seller hereunder, and Buyer's obligation to pay for such orders, shall continue in full force and effect.

            (ii) Buyer shall remain obligated to make any payment that became due and owed to Seller hereunder prior to termination.

            (iii) Liabilities and obligations of any party arising from any act, omission, default or occurrence prior to termination shall remain with such party.

            (iv) The parties' rights and obligations under Articles 2.4, 2.7, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.13, 4.14, 4.15, 4.17 and
                  this Article III shall survive the termination of this Agreement.

                           ARTICLE IV - MISCELLANEOUS

      4.1 PAYMENT ERRORS.

      (a) If either Buyer or Seller believes that there has been an error in an amount paid or the timing of any payment hereunder, then such party shall notify the other party of such alleged error and shall provide such written evidence of the error as is available at the time of such notice. Each party shall provide the other with sufficient records relating to the matter so as to permit the parties to attempt to resolve the inconsistency.

      (b) Following the determination of whether an error occurred, any overpayment or underpayment found shall be remedied, by the party that benefited from such error.

      (c) Notwithstanding the foregoing, neither party may question the accuracy, correctness, timing or amount of any payment under this Agreement unless it notifies the other party of its disagreement within the 12 months immediately following the date such payment was due.

      4.2 DISPUTE RESOLUTION.

      At any time and from time to time, if the parties are unable to resolve a dispute concerning Buyer's or Seller's performance or nonperformance of their obligations under this Agreement (excepting any disputes excluded herefrom), Buyer or Seller, as the case may be, shall provide written notice to the other of such dispute as provided in Article 4.9 hereof. It is mutually agreed that any default by USS in its payment obligations hereunder (or any dispute relating thereto), and/or any dispute relating to USS's exercise of its rights under Article 2.10 hereof shall not be subject to (and are excluded from) the provisions of this
Article 4.3; it being agreed that any such excluded disputes (as aforesaid) shall be pursued and adjudicated by the parties in a court of competent jurisdiction. Any other dispute shall be resolved by using the procedures for Mediation and Arbitration set forth below:

      (a) Mediation. At any time after a party has provided a written notice of dispute to the other party, but prior to the time that either party commences arbitration pursuant to Article 4.3(b) herein, the parties may agree to submit the dispute to non-binding mediation under terms and conditions satisfactory to both parties.

      (b) Arbitration. At any time after a party has provided a written notice of dispute to the other party, including at any time during any non-binding mediation agreed to by the parties, either party may submit the matter in dispute to a pre-designated arbitrator or, in the event such arbitrator has not been selected or is unavailable, to a three member arbitral panel to which each Party shall appoint one member and those two members shall appoint a third member. Such arbitration shall be governed by the CPR Rules for Non-Administered Arbitration of Business Disputes. Pending the issuance of an arbitral decision, the Parties shall continue their full and normal operations and obligations in accordance with this Agreement. All arbitral awards for the payment of money and/or for any retroactive adjustment of any interim prices paid hereunder shall accrue interest at the Late Payment Rate starting from the date on which any amount is due or the date on which the interim payment was due.

      (c) Consent to Enforceability. Each of the Parties consents and agrees that any arbitral award rendered pursuant to Subsection 4.3(b) shall be final, non-appealable and binding against the Parties and their respective assets, and may be enforced by any court of competent jurisdiction.

      4.3 AUDIT

      (a) Each party shall maintain such books and records as may be reasonably necessary to verify amounts due under this Agreement and Buyer shall maintain records to verify compliance with its requirement obligations under Article 2.2 above. Such books and records shall be open to audit by the other party's third party accounting firm during reasonable business hours during the life of this Agreement and for a period of one (1) years thereafter. The costs associated with such audit shall be paid by the requesting party and the audit firm shall sign a confidentiality agreement satisfactory to the party being audited.

      4.4 CONFIDENTIALITY

      (a) Buyer and Seller acknowledge that all information about the businesses, properties, finances, prospects, marketing, processes, products, methods, computer programs, procedures, machinery, apparatus or trade secrets owned, or held or used (including under license from or agreement with third parties) by the other that is disclosed to Buyer or Seller, as the case may be, during the course of performing its obligations under this Agreement is the property of, and is proprietary and confidential to the disclosing party (the "Proprietary Information").

      (b) Buyer and Seller agree that they shall use reasonable efforts not to make any disclosure of the other's Proprietary Information (including methods or concepts utilized therein other than those commonly known to professionals in the field) to any Person other than officers, employees and agents of and consultants to Buyer or Seller to whom such disclosure is necessary or convenient for performance of its obligations hereunder and except as may be required by applicable legal requirements or by a court of competent jurisdiction. Buyer and Seller shall appropriately notify each officer, employee, agent and consultant to whom any such disclosure of the other's Proprietary Information is made that such disclosure is made in confidence and shall be kept in confidence by such Person.

      (c) Each of Buyer and Seller agrees to use diligent efforts in accordance with customary and reasonable commercial practice and at least with the same degree of skill and care that it would manifest in protection of its own proprietary and confidential property to protect the other's Proprietary Information.

      (d) Each of Buyer and Seller agrees to notify the other immediately in the event that it becomes aware of the unauthorized possession or use of the other's Proprietary Information (or any part thereof) by any third Person, including any of its officers, employees, agents or consultants. Each of Buyer and Seller further agrees to cooperate with the other in connection with its efforts to terminate or prevent such unauthorized possession or use of such Proprietary Information. Seller or Buyer, as the case maybe, shall pay the nonproprietary party's reasonable out-of-pocket expenses in so cooperating, unless the unauthorized possession or use of the Proprietary Information resulted from the fault or negligence of such nonproprietary party.

      (e) Notwithstanding any other provision of this Agreement, the obligation of Buyer and Seller to maintain the confidentiality of the other's Proprietary Information shall not apply to any portion of such Proprietary Information that:

            (i) was in the public domain at the time of Buyer's or Seller's disclosure to the other;

            (ii) enters the public domain through no fault of the nonproprietary party;

            (iii) was communicated to the nonproprietary party by a third party free of any obligation of confidence known to the nonproprietary party; or

            (iv) was developed by officers, employees or agents of or consultants to the nonproprietary party independently of and without reference to the Proprietary Information;

provided, however, that Proprietary Information which is specific shall not be considered to be within the exception provided by this Article 4.5(e) merely because it is embraced by general information in the public domain; provided further, that any combination of features within the Proprietary Information shall not be deemed. within such exception merely because individual features are within the public domain, but only if the combination itself is within the public domain.

      4.5 SEVERABILITY.

      In case anyone or more of the provisions contained in this Agreement is adjudged to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except to the extent necessary to avoid an unjust or inequitable result.

      4.6 RIGHTS AND REMEDIES; NO CONSEQUENTIAL DAMAGES.

      The rights and remedies granted under this Agreement shall not be exclusive but shall be in addition to all other rights and remedies available at law or in equity, including, but not limited to, claims for breach of contract, except that Buyer and Seller agree that in no event shall either party be liable to the other for any indirect, special or consequential damages or lost profits as a result of a breach of any provision of this Agreement.

      4.7 COSTS AND EXPENSES.

      Each of Buyer and Seller shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

      4.8 NOTICES.

      All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and (i) personally delivered, or (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by overnight delivery service which provides proof of delivery, or (iv) sent by telecopy, with a duplicated copy sent via first class mail postage prepaid, addressed as follows:

                  If to Seller:

                           REPUBLIC ENGINEERED PRODUCTS, INC.
                           3770 Embassy Parkway
                           Akron, Ohio 44333
                           Attention: Vice President - Commercial
                           Facsimile: (330) 670 - 7030

                  If to Buyer:

                           UNITED STATES STEEL CORPORATION
                           Room 2001
                           600 Grant Street
                           Pittsburgh, PA 15219 - 2800
                           Attention: General Manager Tubular Products
                           Facsimile: (412) 433-3993

or to such other address as hereafter shall be furnished as provided in this
Article 4.9 by either of the parties hereto to the other.

      4.9 ASSIGNMENT.

      (a) Except as provided in Article 4.10(c), neither party can without the prior written consent of the other assign any of its rights or benefits or delegate any of its duties or obligations under this Agreement, and any attempted assignment or delegation which is not permitted under Article 4.10(c) shall be null, void and without effect; provided, however, that Buyer may grant a security interest in Buyer's rights, benefits, duties and obligations under this Agreement without the consent of Seller. Buyer shall provided Seller written notice of the granting or revision of any such security interest.

      (b) The rights, benefits, duties and obligations of each party hereto shall inure to the benefit of, and be binding upon, any successors, assigns or delegates permitted under Article 4.10(c).

      (c) Either party hereto may delegate any of its duties or obligations under this Agreement to any Person, but except as otherwise provided in this Agreement such party shall remain liable for the full performance of such duties and obligations. Either party hereto may assign or delegate any of its rights, benefits, duties or obligations hereunder (i) to any Person if it has received the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, (ii) to its legal successor if it merges (whether or not it is the surviving corporation) or consolidates with one or more other Persons or (iii) to any Person to whom either party has made any sale, lease, transfer or other disposition of all or substantially all of its assets; provided, however, that neither party may make an assignment or delegation described in clauses (ii) and (iii) above unless there are delivered to the other party such written assumptions, affirmations and/or legal opinions as such other party may reasonably request to preserve its rights and remedies under this Agreement.

      4.10 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

      4.11 ENTIRE AGREEMENT.

      This Agreement (including the Schedules hereto) sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral. Schedules A, A-1, B, C and D attached are hereby incorporated by reference and made apart of this initial Agreement.

      4.12 HEADINGS.

      The headings contained in this Agreement are for convenience of reference only and do not modify or affect in any way the meaning or interpretation of this Agreement.

      4.13 GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Ohio, excluding its conflict of laws provisions.

      4.14 NO THIRD PARTY RIGHTS.

      This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

      4.15 WAIVER AND AMENDMENTS.

      No waiver shall be deemed to have been made by either party of any of its rights under this Agreement unless the same shall be in a writing that expressly refers to this Article 4.16 and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. This Agreement shall not be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

      4.16 FORCE MAJEURE.

      (a) Except for obligations to make payments hereunder, neither party hereto shall be liable for any failure to perform the terms of the Agreement when such failure is due to Force Majeure. "Force Majeure" means acts of God, strikes, lockouts, or other labor disputes or disturbances, civil disturbances, arrests and restraint from rulers or people, interruptions or terminations by or as a result of government or court action or orders, or present and future valid orders of any regulatory body having jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure or delay in securing labor or materials by reason of allocations promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fire, storm, floods, washouts, explosions, breakdowns or accidents, inability to obtain transportation services, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming Force Majeure. The Force Majeure shall, so far as possible, be remedied with all reasonable dispatch. The settlement of strikes or lockouts or other labor disputes or disturbances shall be entirely within the discretion of the party having the difficulty, and the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or labor disputes or disturbances by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the party having the difficulty.

      (b) The party whose performance is affected or who has reason to believe such performance may be affected by reason of Force Majeure shall as promptly as possible give notice thereof to the other party and shall confirm such notice in writing if requested, giving the particulars of the event, including supporting documentation if available. The party so affected shall also take reasonable steps to resume performance hereunder with the least possible delay.

      4.17 RELEASE.

      (a) As part of the consideration forming the basis for the parties entering into this Agreement and the related Coke Supply Agreement and Pellet Supply Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, USS and REP do hereby unconditionally remise, release and forever discharge each other of and from any and all open and pending claims and disputes arising out of or related to the 2002 Rounds Supply

Agreement that were in existence as of the Effective Date of this Agreement, including, but not limited to, any claim by USS relating to an annual rebate based upon the volume of Rounds purchased under such 2002 Agreement; provided however that the foregoing release shall not be deemed to release any routine payment, weight adjustment and/or quality claims arising in the ordinary course of business under the 2002 Rounds Supply Agreement, or any claims constituting a material breach or default by either party thereunder that arise or occur after the date on which this Agreement is executed by all parties, but prior to expiration of the 2002 Rounds Supply Agreement.

      (b) Nothing contained in Article 4.17 (a) above or elsewhere in this Agreement shall alter or affect REP's or USS's respective rights, or release either party of their respective obligations under the 2002 Rounds Supply Agreement except as otherwise expressly modified or provided to the contrary herein.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                       REPUBLIC ENGINEERED PRODUCTS, INC.

                                       By:  /s/ James T. Thielens, Jr.
                                            -----------------------------------
                                       Name: James T. Thielens, Jr.
                                       Title: VP Commercial

                                       UNITED STATES STEEL CORPORATION

                                       By: /s/ Leslie J. Broglie
                                           ------------------------------------
                                       Name: Leslie J. Broglie
                                       Title: General Manager - Tubular Products

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION




                                 2005 SCHEDULE A

                                     [****]

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION



                                  SCHEDULE A-1
                              LORAIN TUBULAR ALLOY

                                     [****]

                                   SCHEDULE B
                                       TO
                             ROUNDS SUPPLY AGREEMENT

                 SELLER'S STANDARD TERMS AND CONDITIONS OF SALE

1. PAYMENTS: Payments shall be made at par in legal tender of the United States of America. Buyer shall make such arrangements for payment as Seller shall from time to time reasonably require, and Seller may suspend production, shipment or delivery until such arrangements are made. Unless authorized, if Buyer fails to make payment in full within the time period set forth on in the Agreement or within the time period expressly agreed upon in writing by the parties, such failure to pay on time constitutes a material breach of contract by Buyer permitting Seller to suspend production, shipment or delivery under this or any other contract between Buyer and Seller, and Buyer shall pay to Seller interest on the unpaid amount at the Late Payment Rate, and Seller shall have, in addition, all other remedies permitted to Seller by law, equity and this contract. If Seller has to take legal action to collect any amount due hereunder, Buyer shall pay court costs, plus reasonable attorney's fees incurred by Seller in bringing such legal action.

2. TAXES: To the extent legally permissible, all present and future taxes imposed by any Federal, state, foreign or local authority which Seller may be required to payor collect, upon or with reference to the sale, purchase, transportation, delivery, storage, use or consumption of goods or services, including taxes upon or measured by the receipts therefrom (except net income and equity franchise taxes), shall be for account of Buyer.

3. TITLE; INCIDENTAL TRANSPORTATION AND STORAGE CHARGES: Unless otherwise agreed, title to goods and risk of loss shall pass to Buyer upon tender of delivery at the F.O.B. point specified. Any charges at destination for spotting, switching, handling, storage and other accessorial services, and demurrage, shall be for Buyer's account. Seller shall have the right to assess a storage and handling charge for goods left in Seller's possession after notification to Buyer that the goods are available to ship.

4. TIME OF SHIPMENT AND SHIPPING: Time is not of the essence hereunder. Each shipment is to be considered a separate sale. Seller reserves the right to ship all or any part of the goods from any shipping point of Seller other than the shipping point or points specified herein.

5. SPECIFICATION VARIATIONS: Except in the particulars specified by Buyer .and expressly agreed to in writing signed by Seller, the goods furnished hereunder shall be produced in accordance with the Seller's standard practices. All goods, however, including those produced to meet an exact specification, shall be subject to Seller's mill tolerances and variations consistent with good mill practice in respect to dimension, weight, straightness, section, composition and mechanical or physical properties, and to normal variations in surface and internal conditions and in quality and to deviations from tolerances and variations consistent with practical testing and inspection methods and to regular mill practice on over and under shipments (as set forth in Article 2.4(c) of the Rounds Supply Agreement.

6. INSPECTION: Where mill inspection is made by Buyer, Buyer's inspector shall be deemed the agent of Buyer with authority to waive specified tests and details of test procedure and to accept goods as conforming to this contract with respect to all characteristics of such goods for which such inspection is made.

7. FORCE MAJEURE: Shall have the meaning as set forth in Article 4.17 of the Rounds Supply Agreement.

8. PATENT INDEMNITY: Seller shall indemnify Buyer (a) for all direct and actual damages recovered from Buyer by a third party in a legal action for infringement of a U.S. patent claim covering goods furnished hereunder, on condition that Buyer promptly notifies Seller of the alleged infringement, affords Seller the opportunity to assume defense thereof, and cooperates with Seller in defense of the action and in any feasible mitigation of damages; and (b) for Buyer's directly and reasonably incurred expenses in defending such legal action if, after such notice and opportunity given by Buyer, Seller elects not to assume such defense; provided, that such election by Seller shall not otherwise affect Buyer's aforesaid obligations. In like manner, Buyer shall indemnify Seller, and Seller's indemnity of Buyer hereunder shall not apply, with respect to a claim arising out of Seller's compliance with special designs or specifications furnished by Buyer, now or hereafter forming a part of this contract, or with other written instructions given by Buyer for the purpose of directing the manner in which Seller shall perform this contract. In no event shall a party hereto have any liability hereunder for indirect or consequential losses or damages suffered, or other expenses incurred, by the other party hereto or any third party by reason of any patent infringement claim.

9. WARRANTY DISCLAIMERS: SELLER WARRANTS THAT THE GOODS FURNISHED HEREUNDER WILL BE PRODUCED AND TESTED IN ACCORDANCE WITH THIS AGREEMENT AND THE SPECIFICATIONS SET FORTH IN BUYER'S ORDER. HOWEVER, NO WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE NOR ANY OTHER REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, IS MADE RESPECTING SAID GOODS, OR THE PRODUCTION THEREOF AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THIS AGREEMENT AND THE DESCRIPTION IN BUYER'S ORDER.

10. LIMITATION OF REMEDIES: Seller will replace, at the delivery point specified herein, any goods furnished hereunder that are found to be defective or otherwise fail to conform to any warranty or this contract, or, at Seller's option, Seller will promptly repay the price paid for such goods, plus any transportation charges and other incidental expenses paid or incurred by Buyer as a result of Seller's breach in addition to such price. Claims must be made promptly following delivery of the goods to Buyer and Seller must be given a reasonable opportunity to investigate and cure any nonconformity; provided, that Seller's right to cure shall not extend beyond 5 days after Buyer's notice of such defect or nonconformity. Except as expressly set forth otherwise in the Round Supply Agreement, Buyer's exclusive remedies with respect to any goods furnished by Seller hereunder that are found to be defective or otherwise not in conformity with any warranty or this contract shall be limited exclusively to the right to replacement thereof or to repayment of the price, as above provided. Seller's liability for any other breach of this contract shall be limited to the difference between the delivered price of the goods covered hereby and the market price of such goods at Buyer's destination at the time of such breach. IN NO EVENT SHALL SELLER BE LIABLE FOR PERSONAL INJURY, PROPERTY DAMAGE, LOSS OF PROFIT, DELAY OR ANY CONSEQUENTIAL DAMAGES WHETHER ARISING FROM CONTRACT, BREACH OF CONTRACT, TORT, SELLER'S NEGLIGENCE, STRICT LIABILITY, OR ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11. EXCLUSIVE TERMS AND CONDITIONS; ACCEPTANCE; MODIFICATION: No terms or conditions other than those stated herein and no agreement or understanding, oral or written, in any way purporting to modify these terms and conditions shall be binding on Seller unless hereafter made in writing, specifically stating that it is a modification of these terms and conditions, and signed by Seller's authorization representative. If these conditions and this form constitute Seller's acceptance of Buyer's order, then this acceptance is expressly made conditional on Buyer's assent to these conditions as the only conditions for this sale. Acceptance of the products sold hereunder by Buyer shall constitue assent to these conditions, and Seller hereby objects to and rejects any and all additional or different terms proposed by Buyer, whether contained in Buyer's purchase order or shipping release forms, or elsewhere. All proposals, negotiations and representations, if any, made prior and with reference hereto are merged herein.

12. CONDITIONS INCORPORATED BY REFERENCE: Any clause required to be included in a contract of this type by any applicable law or administrative regulation having the effect of law shall be deemed to be incorporated herein.

13. WAIVER: Waiver by Seller or Buyer of any breach of these provisions shall not be construed as a waiver of any other breach.

14. ASSIGNMENT: Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

15. TITLES: The titles used in these Conditions are for convenience or reference only and are not to be considered in interpreting the substance of the condition.

                                   SCHEDULE C
                                       TO
                             ROUNDS SUPPLY AGREEMENT

                                     WEIGHTS

The following theoretical weights, in pounds per foot of length, is used to calculate production and shipping weights for Rounds sold to Buyer's Pipemill or to USS's Fairfield Works, as applicable. This shipping weight calculation is used for billing and freight purposes.


Size (inches)       Type       Weight (lbs./foot)
-------------       ----       ------------------
      6.0           Cast             93.9162
     10.5           Cast            287.6185
     11.625         Cast            352.5528
     12.25          Cast            391.4807
     13.5           Cast            475.4510

                                   SCHEDULE D
                                       TO
                             ROUNDS SUPPLY AGREEMENT

                         THE TQR-09-02-LC SPECIFICATIONS


                        LPM TUBULAR QUALITY REQUIREMENTS

                                                    Number:   TQR-09-02-LC
Title:   INBOUND ROUNDS QUALITY                     Page:     1 OF 6
                REQUIREMENTS,                       Previous: 08-01-95
         REPUBLIC - CAST & ROLLED ROUNDS            Revised:  03-10-00



(1)SCOPE:

      Quality requirements for Cast & Rolled Rounds produced at the Republic Primary Operations-Lorain #1 and #2 Casters, for LPM, to include the following outside diameter sizes:

            6"                                        -- #4 SEAMLESS APPLICATION

            10-1/2", 12 1/4", 12 3/4" & 13 1/2"       -- #3 SEAMLESS APPLICATION


(2)REQUIREMENTS:

      GENERAL
      2.1-Steel is ordered by specification number, which comprises the last three digits of the Round Billet Number and refers to the "LPM Steel Specification."

      2.2-Heat chemistries shall be within limits specified as "Ladle Acceptance Limits" on the Specification. Residual elements, not specified, shall be kept as low as possible, consistent with sound steelmaking practices.

      2.3-Heats with chemistries outside the "Ladle Acceptance Limits" and heats or rounds violating any other specification requirement may be rejected by Steelmaking or the Caster, or referred to Tubular Quality Assurance for disposition.

      IDENTIFICATION
      2.4-6" ROUNDS-Each round shall be legibly paint stenciled on one end with the heat number and round billet (RB) number specified on the requisition.

      2.5-10-1/2", 12-1/4" , 12-3/4" & 13-1/2" ROUNDS-Each round shall be legibly DOUBLE paint stenciled on one end with the heat number and round billet (RB) number specified on the requisition.

      DIMENSIONAL TOLERANCES
      2.6- WEIGHT/LENGTH -- Rounds shall be ordered by length corresponding to the required weight. Uniform round length is CRITICAL.

            2.6.A- Orders in which short rounds cannot be accepted, shall be identified by Business Planning on the requisition.

      2.7-Final length tolerances are applicable for all rounds, regardless of where the rounds are cut.

            2.7.A-For #3 Seamless, see Table I.
            2.7.B-For #4 Seamless, see Table II.

                                     TABLE I

NO. 3 SEAMLESS MILL

10.5" Rounds -- +1"/-1" MAXIMUM VARIANCE FROM ORDERED LENGTH.
12.25"/12.75"/13.5" Rounds less than 13.5 foot mult lengths - +1"/-1"
12.25"/12.75"/13.5" Rounds equal to or greater than 13.5 foot mult lengths - +2"/-1". NOTE -- Short rounds may be shipped under the following guidelines:

GROUP A - ROUNDS BETWEEN 1% AND 7.5% SHORT OF ORDERED LENGTH. Rounds shall be segregated, manifested as Group A Shorts, and shipped separately. Manifests shall be faxed to #3 Hot Mill (3530), Lorain Business Planning (3044), #3 Seamless Department Manager (3079) and LPM Accounting (3266).

If Group A shorts exceed 10% of a heat, they shall be referred to LPM Business Planning and the #3 Seamless Department Manager before shipping.

Rounds greater than 7.5% short shall NOT BE SHIPPED, they must be referred to LPM Business Planning and the #3 Seamless Department Manager for acceptance or rejection.

                                    TABLE II

NO. 4 SEAMLESS MILL

ALL ROUND SIZES -- +2"/-0" MAXIMUM VARIANCE FROM ORDERED LENGTH.

NOTE: -- Short rounds may be shipped under the following guidelines:

GROUP A-- ROUNDS NO MORE THAN 20% OR 12 INCHES (WHICHEVER IS LESS) SHORT OF
      ORDERED LENGTH.

Group A shorts shall be those billets intended for production of < or =2.875" OD pipe.

GROUP B -- ROUNDS NO MORE THAN 10% OR 12 INCHES (WHICHEVER IS LESS) SHORT OF
           ORDERED LENGTH.

Group B shorts shall be those billets intended for production of > 2.875" and < or = 4.500" OD pipe.

Short Rounds intended for production of 4.875" OD pipe SHALL NOT BE SHIPPED until referred to LPM Business Planning and the #4 Seamless Dent. Manager for acceptance or rejection

Rounds shall be segregated, manifested as Group A or Group B shorts, and shipped separately.

Monthly consumption of short rounds shall not exceed 0.75%.

      2.8- OUTSIDE DIAMETER -- Average OD of any section of rolled rounds shall not exceed +1/8"/- 0" and for cast rounds +1/8"/-1/8" from the ordered OD, measured with a Pipe tape.

      2.9- OVALITY (out of round) -- Maximum diameter minus minimum diameter of any section (excluding flat spots and mechanical defects) shall not to exceed:

            6" Rounds                          --       3/16"
            10 1/2" Rounds                     --       1/4"
            12-1/4" & 12 3/4"                  --       5/16"
            13.5"                              --       3/8"

      2.10- STRAIGHTNESS -- All sizes, variance shall not exceed 1/2" per 5' of length.

      2.11- END SQUARENESS - Shall not exceed:

            6" Rounds                 --       1/4" From Perpendicular
            10-1/2" Rounds            --       5/16" From Perpendicular
            12-1/4" &12 3/4"          --       3/8" From Perpendicular
            13 -1/2                   --       7/16" From Perpendicular

      SURFACE CONDITION
      2.12- Flat Spots -- Width shall not exceed Table 2 dimensions, with the following aims Table 1, for maximum width based on round diameter. Flat spots exceeding Table 2 limits, may be referred to the respective Hot Mill management for acceptance.

                                                        TABLE 1          TABLE 2
                                                        -------          -------
            6" Rounds                                   1"               1 -3/4"
            10-1/2" Rounds                              1 -1/4"          2"
            12-1/4" &12 3/4"                            1 -1/2"          2"
            13-1/2"                                     1 -3/4"          2 -3/4"

      2.13- MECHANICAL DEFECTS -- The width to depth ratio for mechanical defects such as gouges and roll marks, shall be at least 4 to 1. Defect depth should not exceed:

                                                                        Depth             Width
                                                                        -----             -----
            6" Rounds                                   1/16"            3/4"
            10 1/2" Rounds                              1/4"             1"
            12-1/4" & 12 3/4" & 13 1/2                  5/16"            1"

      2.14- END CONDITION -- Ends shall be free from gouges and grooves. Torch build-up (swarf) in excess of 1/4" thick on 6" rounds and 3/4" on 10.5" and larger diameter rounds shall be considered rejectable. Rounds exceeding these limits shall not be shipped until referred to the respective operating department Department Manager for acceptance.

      STEEL QUALITY
      2.15- SURFACE -- Surface defects, such as seams, cracks, and laps shall be minimized through sound steel-making, casting practices and rolling practices.

      2.16-INTERNAL -- Internal soundness and density shall be sufficient to ensure uniformity of billet weight per unit length. Internal defects such as inclusions, and porosity, shall be minimized through sound steel-making and casting practices.

      ROUNDS LOADING
      2.17- Rounds shall be loaded in "clean" railroad cars. There should be no scrap, bands, slag or other metallic scrap present. Cars should not have holes in the flooring, and all sidewalls should be present, and stable as applicable.

      2.18- Rounds shall be loaded with the identification end facing east in the railroad car. The following loading guidelines should be followed as much as possible:

      -- There should be at least a 4' space at the identification end of each stacked pile of rounds within the car.

      --    The stacked pile should not exceed the height of the car sidewalls.

      -- The ends of the pile should be square, not staggered. The billets should be parallel within the stack, not crooked or skewed.

      2.19- The rounds in each pile shall be of the same heat and RB number, with no more than three (3) heats of a single RB number and no more than three (3) RB numbers of a single grade in one car.

      DOCUMENTATION
      2.20- Official tundish analysis shall be maintained in the Republic computerized heat release system and on ladle analysis sheets maintained by the Republic Technical Services Department. Certified test reports. shall be required.

      2.21- A billet manifest shall accompany each railroad car and accurately identify the heat and RB number of all rounds loaded. Actual and manifest round counts shall correspond.

      2.22- Additional documentation, necessary to satisfy order requirements, shall be reviewed with Republic personnel for approval, prior to order entry.

      NON-CONFORMANCES
      2.23- SUPPLYING FACILITY -- Heats or rounds failing to meet quality or specification requirements may be rejected by Republic, or referred to the LPM Quality Assurance Department for disposition. Referrals should be made during normal daylight working hours, whenever possible.

      2.24- INCOMING INSPECTION -- Inbound rounds failing to meet quality requirements on incoming inspection shall be subject to return to Republic. All count or identification discrepancies shall be corrected or resolved by Republic personnel in cooperation with LTC personnel and documented prior to charging the rounds. Corrective action may be required of Republic in cases of serious or repetitive nonconformances.

      2.25- FINAL INSPECTION -- Rejected LPM Product attributable to supplied steel or round quality, shall be reviewed with Republic personnel. Samples shall be made available, as applicable. Corrective action may be required of Republic in cases of serious or repetitive quality problems.

      2.26- GENERAL-- The supplier shall maintain a system for the reporting of defects and noncompliance discovered during the performance of services performed for LPM.

            2.26.A- This system for the reporting shall meet the intent of the requirements and provisions of Title 10, Code of Federal Requirements Part 21(10-CFR-21). Actual NRC notification shall be conducted by USS Tubular Products.

      (3) RESPONSIBILITIES

            3.1-It shall be the responsibility of the REPUBLIC steel cast billet facility to:

                  3.1.A- Use trained personnel to perform the services specified in this requirement.

                  3.1.B- Generate and maintain documented procedures for the production of steel cast billets, to ensure compliance with applicable specifications and standards.

            3.2-It shall be the responsibility of LPM DEPARTMENT MANAGER QUALITY ASSURANCE to:

                  3.2.A- Maintain the requirements for steel cast billets supplied to the LPM within the scope of this TQR.

                  3.2.B- Perform, through qualified auditors, audits of Republic's billet supplying facilities.

                  3.2.C- Resolve all Heat and steel cast billet nonconformances referred by the Republic steel cast billet testing facilities.

            3.3-It shall be the responsibility of LPM to:

                  3.3.A-Utilize only approved steel cast billet facilities for the supplying of steel furnished to the LPM.



                        LPM TUBULAR QUALITY REQUIREMENTS

                                                          Number:   TQR-09-02-LC
Title:   INBOUND ROUNDS QUALITY                           Page:     1 OF 6
                REQUIREMENTS,                             Previous: 08-01-95
         REPUBLIC - CAST & ROLLED ROUNDS                  Revised:  03-10-00


(1)SCOPE:

      Quality requirements for Cast & Rolled Rounds produced at the Republic Primary Operations-Lorain #1 and #2 Casters, for LPM, to include the following outside diameter sizes:

            6"                                        -- #4 SEAMLESS APPLICATION

            10-1/2", 12 1/4", 12 3/4" & 13 1/2"       -- #3 SEAMLESS APPLICATION

(2)REQUIREMENTS:

      GENERAL

      2.1-Steel is ordered by specification number, which comprises the last three digits of the Round Billet Number and refers to the "LPM Steel Specification."

      2.2-Heat chemistries shall be within limits specified as "Ladle Acceptance Limits" on the Specification. Residual elements, not specified, shall be kept as low as possible, consistent with sound steelmaking practices.

      2.3-Heats with chemistries outside the "Ladle Acceptance Limits" and heats or rounds violating any other specification requirement may be rejected by Steelmaking or the Caster, or referred to Tubular Quality Assurance for disposition.

      IDENTIFICATION

      2.4-6" ROUNDS-Each round shall be legibly paint stenciled on one end with the heat number and round billet (RB) number specified on the requisition.

      2.5-10-1/2", 12-1/4" , 12-3/4" & 13-1/2" ROUNDS-Each round shall be legibly DOUBLE paint stenciled on one end with the heat number and round billet (RB) number specified on the requisition.

      DIMENSIONAL TOLERANCES

      2.6- WEIGHT/LENGTH -- Rounds shall be ordered by length corresponding to the required weight. Uniform round length is CRITICAL.

            2.6.A- Orders in which short rounds cannot be accepted, shall be identified by Business Planning on the requisition.

      2.7-Final length tolerances are applicable for all rounds, regardless of where the rounds are cut.

            2.7.A-For #3 Seamless, see Table I.

            2.7.B-For #4 Seamless, see Table II.

                                     TABLE I

NO. 3 SEAMLESS MILL

10.5" Rounds -- +1"/-1" MAXIMUM VARIANCE FROM ORDERED LENGTH.
12.25"/12.75"/13.5" Rounds less than 13.5 foot mult lengths - +1"/-1"
12.25"/12.75"/13.5" Rounds equal to or greater than 13.5 foot mult lengths - +2"/-1".
NOTE -- Short rounds may be shipped under the following guidelines:

GROUP A - ROUNDS BETWEEN 1% AND 7.5% SHORT OF ORDERED LENGTH.

Rounds shall be segregated, manifested as Group A Shorts, and shipped separately. Manifests shall be faxed to #3 Hot Mill (3530), Lorain Business Planning (3044), #3 Seamless Department Manager (3079) and LPM Accounting
(3266).

If Group A shorts exceed 10% of a heat, they shall be referred to LPM Business Planning and the #3 Seamless Department Manager before shipping.

Rounds greater than 7.5% short shall NOT BE SHIPPED, they must be referred to LPM Business Planning and the #3 Seamless Department Manager for acceptance or rejection.

                                    TABLE II

NO. 4 SEAMLESS MILL

ALL ROUND SIZES -- +2"/-0" MAXIMUM VARIANCE FROM ORDERED LENGTH.

NOTE: -- Short rounds may be shipped under the following guidelines:


GROUP A-- ROUNDS NO MORE THAN 20% OR 12 INCHES (WHICHEVER IS LESS) SHORT OF
      ORDERED LENGTH.

Group A shorts shall be those billets intended for production of < or =2.875" OD pipe.

GROUP B -- ROUNDS NO MORE THAN 10% OR 12 INCHES (WHICHEVER IS LESS) SHORT OF
           ORDERED LENGTH.

Group B shorts shall be those billets intended for production of > 2.875" and < or = 4.500" OD pipe.

Short Rounds intended for production of 4.875" OD pipe SHALL NOT BE SHIPPED until referred to LPM Business Planning and the #4 Seamless Dent. Manager for acceptance or rejection

Rounds shall be segregated, manifested as Group A or Group B shorts, and shipped separately.

Monthly consumption of short rounds shall not exceed 0.75%.

      2.8- OUTSIDE DIAMETER -- Average OD of any section of rolled rounds shall not exceed +1/8"/- 0" and for cast rounds +1/8"/-1/8" from the ordered OD, measured with a Pipe tape.

      2.9- OVALITY (out of round) -- Maximum diameter minus minimum diameter of any section (excluding flat spots and mechanical defects) shall not to exceed:

            6" Rounds                          --       3/16"
            10 1/2" Rounds                     --       1/4"
            12-1/4" & 12 3/4"                  --       5/16"
            13.5"                              --       3/8"

      2.10- STRAIGHTNESS -- All sizes, variance shall not exceed 1/2" per 5' of length.

      2.11- END SQUARENESS - Shall not exceed:

            6" Rounds                 --       1/4" From Perpendicular
            10-1/2" Rounds            --       5/16" From Perpendicular

            12-1/4" &12 3/4"          --       3/8" From Perpendicular
            13 -1/2                   --       7/16" From Perpendicular

      SURFACE CONDITION

      2.12- Flat Spots -- Width shall not exceed Table 2 dimensions, with the following aims Table 1, for maximum width based on round diameter. Flat spots exceeding Table 2 limits, may be referred to the respective Hot Mill management for acceptance.

                                                        TABLE 1          TABLE 2
                                                        -------          -------
            6" Rounds                                   1"               1 -3/4"
            10-1/2" Rounds                              1 -1/4"          2"
            12-1/4" &12 3/4"                            1 -1/2"          2"
            13-1/2"                                     1 -3/4"          2 -3/4"

      2.13- MECHANICAL DEFECTS -- The width to depth ratio for mechanical defects such as gouges and roll marks, shall be at least 4 to 1. Defect depth should not exceed:

                                                                        Depth             Width
                                                                        -----             -----
            6" Rounds                                   1/16"            3/4"
            10 1/2" Rounds                              1/4"             1"
            12-1/4" & 12 3/4" & 13 1/2                  5/16"            1"

      2.14- END CONDITION -- Ends shall be free from gouges and grooves. Torch build-up (swarf) in excess of 1/4" thick on 6" rounds and 3/4" on 10.5" and larger diameter rounds shall be considered rejectable. Rounds exceeding these limits shall not be shipped until referred to the respective operating department Department Manager for acceptance.

      STEEL QUALITY

      2.15- SURFACE -- Surface defects, such as seams, cracks, and laps shall be minimized through sound steel-making, casting practices and rolling practices.

      2.16-INTERNAL -- Internal soundness and density shall be sufficient to ensure uniformity of billet weight per unit length. Internal defects such as inclusions, and porosity, shall be minimized through sound steel-making and casting practices.

      ROUNDS LOADING

      2.17- Rounds shall be loaded in "clean" railroad cars. There should be no scrap, bands, slag or other metallic scrap present. Cars should not have holes in the flooring, and all sidewalls should be present, and stable as applicable.

      2.18- Rounds shall be loaded with the identification end facing east in the railroad car. The following loading guidelines should be followed as much as possible:

      -- There should be at least a 4' space at the identification end of each stacked pile of rounds within the car.

      --    The stacked pile should not exceed the height of the car sidewalls.

      -- The ends of the pile should be square, not staggered. The billets should be parallel within the stack, not crooked or skewed.

      2.19- The rounds in each pile shall be of the same heat and RB number, with no more than three (3) heats of a single RB number and no more than three (3) RB numbers of a single grade in one car.

      DOCUMENTATION

      2.20- Official tundish analysis shall be maintained in the Republic computerized heat release system and on ladle analysis sheets maintained by the Republic Technical Services Department. Certified test reports. shall be required.

      2.21- A billet manifest shall accompany each railroad car and accurately identify the heat and RB number of all rounds loaded. Actual and manifest round counts shall correspond.

      2.22- Additional documentation, necessary to satisfy order requirements, shall be reviewed with Republic personnel for approval, prior to order entry.

      NON-CONFORMANCES

      2.23- SUPPLYING FACILITY -- Heats or rounds failing to meet quality or specification requirements may be rejected by Republic, or referred to the LPM Quality Assurance Department for disposition. Referrals should be made during normal daylight working hours, whenever possible.

      2.24- INCOMING INSPECTION -- Inbound rounds failing to meet quality requirements on incoming inspection shall be subject to return to Republic. All count or identification discrepancies shall be corrected or resolved by Republic personnel in cooperation with LTC personnel and documented prior to charging the rounds. Corrective action may be required of Republic in cases of serious or repetitive nonconformances.

      2.25- FINAL INSPECTION -- Rejected LPM Product attributable to supplied steel or round quality, shall be reviewed with Republic personnel. Samples shall be made available, as applicable. Corrective action may be required of Republic in cases of serious or repetitive quality problems.

      2.26- GENERAL-- The supplier shall maintain a system for the reporting of defects and noncompliance discovered during the performance of services performed for LPM.

            2.26.A- This system for the reporting shall meet the intent of the requirements and provisions of Title 10, Code of Federal Requirements Part 21(10-CFR-21). Actual NRC notification shall be conducted by USS Tubular Products.

      (3) RESPONSIBILITIES

      3.1-It shall be the responsibility of the REPUBLIC steel cast billet facility to:
            3.1.A- Use trained personnel to perform the services specified in this requirement.
            3.1.B- Generate and maintain documented procedures for the production of steel cast billets, to ensure compliance with applicable specifications and standards.

            3.2-It shall be the responsibility of LPM DEPARTMENT MANAGER QUALITY
                  ASSURANCE to:
                  3.2.A- Maintain the requirements for steel cast billets supplied to the LPM within the scope of this TQR.
                  3.2.B- Perform, through qualified auditors, audits of Republic's billet supplying facilities.
                  3.2.C- Resolve all Heat and steel cast billet nonconformances referred by the Republic steel cast billet testing facilities.

      3.3-It shall be the responsibility of LPM to:
            3.3.A-Utilize only approved steel cast billet facilities for the supplying of steel furnished to the LPM.